Exhibit 10.87b

                       AMENDMENT NO. 2 TO
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


             This Amendment No. 2 to the Supplemental Executive
Retirement Plan (the "Plan") of Maxicare Health Plans, Inc., a
Delaware corporation (the "Company") is hereby adopted effective as of May 8, 1998.


                         R E C I T A L S


             WHEREAS, the Company has entered into an Agreement of even date herewith (the "Dupee Settlement") with Paul R. Dupee, Jr. ("Dupee") and certain of the Company's shareholders who joined with Dupee (collectively the "Dupee Group") in a Written Consent Action with respect to the Company dated March 19, 1998 (the "Consent Solicitation");

             WHEREAS, certain other shareholders, who combined with the Dupee Group control in excess of 50% of the outstanding shares of the Company, have agreed to support certain terms of the Dupee Settlement which provides for the election of three new members of the Company's Board of Directors who have been suggested by Dupee or such shareholders (the "New Directors"), the dismissal of certain pending litigation between the Company and Mr. Dupee and Mr. Dupee's termination of his Consent Solicitation;

             WHEREAS, the Company wishes to clarify any ambiguities with respect to the "Change of Control" or other provisions of the Plan raised by the election of the New Directors to the Company's Board pursuant to the terms of the Dupee Settlement; and

             NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company agrees as follows:

             1. Section 1.05 Definitions - The last paragraph setting forth the definition of a "Continuing Director" shall be changed to add at the end of thereof the following:

                   "Notwithstanding anything to the contrary
                   contained elsewhere herein or in the
                   definition of a "Continuing Director"
                   above, neither Paul R. Dupee, Jr., Elwood
                   Kleaver, Robert Davies, nor any other
                   person initially elected to the Board of
                   Directors at or before the Company's 1998
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                   Annual Meeting of Shareholders, pursuant
                   to the terms of that certain Agreement
                   dated as of May 8, 1998 between the
                   Company and Paul R. Dupee, Jr. and
                   certain other parties shall be considered a "Continuing Director" as such term is defined in the Plan."

             2. Expect as expressly set forth herein, all of the terms and conditions contained in the Plan shall remain in full force and effect.

             IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 to the Supplemental Executive Retirement Plan as of the 8th day of May, 1998.

                                   MAXICARE HEALTH PLANS, INC.


                                   By:  /s/ Peter J. Ratican

                                   Its:      President